Exhibit 99.1

Intrusion Inc. Reports Fourth Quarter and Full Year 2024 Results

Recent balance sheet actions position the Company for future growth

PLANO, Texas, February 27, 2025 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ) (“Intrusion” or the “Company”), a leader in cyberattack prevention solutions, announced today financial results for the fourth quarter and full year ended December 31, 2024.

Recent Financial & Business Highlights:

•	Took recent actions to improve the strength of the balance sheet, resulting in $14.5 million in proceeds to the Company and the elimination of $10.1 million notional value of all Series A Preferred Stock.
•	Expanded cybersecurity portfolio with the introduction of Intrusion Shield Sentinel that advances network monitoring for large-scale environments.
•	Announced Intrusion Shield Command Hub that harnesses AI for smarter cybersecurity.
•	Signed a total of 20 new Intrusion Shield logos during 2024.

“We have continued to make progress toward positioning our business for future sustainable growth and profitability,” said Tony Scott, CEO of Intrusion. “Furthermore, we are excited about our improved financial health and our third consecutive quarter of sequential revenue growth. Our enhanced performance was driven by our ability to secure a large contract for a combination of Intrusion Shield and consulting services with the U.S. Department of Defense and the addition of 20 new commercial Intrusion Shield logos during the year. Looking ahead to 2025, we are excited about the opportunities that lie ahead of us, and it is our belief that we have only scratched the surface of our potential, as our customer base and pipeline continue to grow amid the rising demand for cybersecurity solutions.”

Fourth Quarter Financial Results

Revenue for the fourth quarter of 2024 was $1.7 million, an increase of 11% on a sequential basis. The sequential increase in revenue during the fourth quarter of 2024 was driven by new customers signed in recent quarters, including the U.S. Department of Defense award for the use of both Intrusion Shield technology and consulting services.

The gross profit margin was 75% for the fourth quarter of 2024, compared to 79% in the fourth quarter of 2023. Gross margin will vary based on product mix.

Operating expenses in the fourth quarter of 2024 were $3.2 million, flat sequentially and a decrease of $0.3 million from the comparable quarter of last year.

The net loss from operating activities for the fourth quarter of 2024 was $(1.9) million, representing a $0.5 million or 20% improvement on a year-over-year basis. The improvement was driven by lower operating expenses.

The net loss for the fourth quarter of 2024 was $(2.0) million, or $(0.36) per share, compared to a net loss of $(2.8) million, or $(1.80) per share, for the fourth quarter of 2023. The improved net loss is a result of lower operating expenses and reduced interest expense.

Full Year Financial Results

Revenue for the full year ended December 31, 2024, was $5.8 million, an increase of $0.2 million compared to 2023.

The gross profit margin was 77% for the full year ended December 31, 2024, compared to 78% in 2023.

Operating expenses for the full year ended December 31, 2024, were $12.9 million, a decrease of $3.5 million from 2023.

The net loss for the full year ended December 31, 2024, was ($7.8) million, or $(1.63) per share, compared to a loss of ($13.9) million, or $(11.45) per share, in 2023.

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As a result of capital transactions completed in the fourth quarter of 2024 and the first week of January 2025, the Company raised $14.5 million in proceeds through the sale of common stock and eliminated $10.1 million notional value of Series A preferred stock. Cash and cash equivalents at December 31, 2024 were $4.9 million. Transactions that closed subsequent to year-end contributed an additional $9.2 million in proceeds to the Company. The transactions effectuated in December 2024 and January 2025 included:

•	The sale of $0.3 million in common stock from the Company's Warrant Inducement Plan on December 27, 2024.
•	The sale of $1.7 million in common stock from draws on the previously announced Standby Equity Purchase Agreement (SEPA) with Streeterville Capital, LLC.
•	The sale of approximately $5.0 million of common stock pursuant to the ATM program during the fourth quarter of 2024.
•	The closing of a registered direct offering on January 7, 2025, resulting in gross proceeds of approximately $7.5 million.
•	The execution of a series of transactions exchanging 9,025 shares of Series A Preferred Stock with a notional value of $9.9 million for 3.454 million shares of common stock.

Conference Call

Intrusion’s management will host a conference call today at 5:00 P.M. EST. Interested investors can access the live call by dialing 1-888-506-0062, or 1-973-528-0011 for international callers, and providing the following access code: 764080. The call will also be webcast live (www.webcaster4.com/Webcast/Page/3014/51802). For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. EST until March 13, 2025, by dialing 1-877-481-4010, or 1-919-882-2331 for international callers, and entering the following access code: 51802. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working with government entities, the company released its first commercial product in 2021. Intrusion Shield allows businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known or unknown malicious connections from entering or exiting a network to help protect against zero-day and ransomware attacks. Incorporating Intrusion Shield into a network elevates an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our financial position; our ability to continue our business as a going concern; our business, sales, and marketing strategies and plans; our ability to successfully market, sell, and deliver our Intrusion Shield commercial product and solutions to an expanding customer base; are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements contained in this press release include, but are not limited to, such statements.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in our filings with the Securities and Exchange Commission, including in our most recent reports on Form 10-K and Form 10-Q, as the same may be updated from time to time.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

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INTRUSION INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	December 31,
	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$4,851	$139
Accounts receivable, net	169	364
Prepaid expenses and other assets	514	635
Total current assets	5,534	1,138
Noncurrent Assets:
Property and equipment:
Equipment	2,690	2,069
Capitalized software development	3.948	2,791
Leasehold improvements	18	15
Property and equipment, gross	6,656	4,875
Accumulated depreciation and amortization	(2,809)	(1,955)
Property and equipment, net	3,847	2,920
Finance leases, right-of-use assets, net	491	382
Operating leases, right-of-use assets, net	1,356	1,637
Other assets	281	171
Total noncurrent assets	5,975	5,110
TOTAL ASSETS	$11,509	$6,248

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable, trade	$1,508	$2,215
Accrued expenses	291	222
Finance lease liabilities, current portion	405	384
Operating lease liabilities, current portion	209	178
Notes payable	529	10,823
Deferred revenue	730	439
Total current liabilities	3,672	14,261

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	172	3
Operating lease liabilities, noncurrent portion	1,414	1,539
Total noncurrent liabilities	1,586	1,542

Commitments and Contingencies

Stockholders’ Deficit:
Preferred stock, $0.01 par value: Authorized shares – 5,000; Issued shares – 4 in 2024 and 0 in 2023	3,827	–
Common stock, $0.01 par value: Authorized shares – 80,000; Issued shares – 15,191 in 2024 and 1,848 in 2023; Outstanding shares – 15,590 in 202 and 1,847 in 2023	156	18
Common stock held in treasury, at cost – 1 shares	(362)	(362)
Additional paid-in capital	122,552	101,049
Stock subscription receivable	(1,872)	–
Accumulated deficit	(118,007)	(110,217)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ deficit	(6,251)	(9,555)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$11,509	$6,248

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 INTRUSION INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$1,676	$1,366	$5,771	$5,611
Cost of Revenue	421	290	1,341	1,257

Gross Profit	1,255	1,076	4,430	4,354

Operating Expenses:
Sales and marketing	1,194	1,152	4,736	5,670
Research and development	1,231	1,138	4,435	5,556
General and administrative	733	1,174	3,705	5,174

Operating Loss	(1,903)	(2,388)	(8,446)	(12,046)

Interest expense	(54)	(629)	(328)	(958)
Interest accretion and amortization of debt issuance costs, net	–	(200)	990	(930)
Other (expense) income, net	–	–	(6)	43

Net Loss	$(1,957)	$(2,817)	$(7,790)	$(13,891)

Net Loss Per Share:
Basic	$(0.36)	$(1.80)	$(1.63)	$(11.46)
Diluted	$(0.36)	$(1.80)	$(1.63)	$(11.46)

Weighted Average Common Shares Outstanding:
Basic	6,198	1,562	5,275	1,212
Diluted	6,198	1,562	5,275	1,212

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